SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:      April 28, 2004

(Date of earliest event reported)

TERAYON COMMUNICATION SYSTEMS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-24647	77-0328533

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

4988 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:           (408) 235-5500

Item 9. Regulation FD Disclosure.
Item 7. Exhibits.
SIGNATURES
INDEX OF EXHIBITS
EXHIBIT 99.1
EXHIBIT 99.2
EXHIBIT 99.3

Item 9. Regulation FD Disclosure.

     On April 28, 2004, Terayon Communication Systems, Inc. (Company) issued a press release announcing that the Company and Triveni Digital won three prestigious awards at NAB Tradeshow. The press release is attached hereto as Exhibit 99.1

     On May 3, 2004, Terayon Communication Systems, Inc. (Company) issued a press release announcing the Company helped cable television accelerate their transition to ‘All Digital’ operation with CP 7600 Decoder. The press release is attached hereto as Exhibit 99.2

     On May 3, 2004, Terayon Communication Systems, Inc. (Company) issued a press release announcing the Company is demonstrating the full range of its family of advanced FLEXable Solutions at the 2004 National Show. The press release is attached hereto as Exhibit 99.3

Item 7. Exhibits.

99.1	Press Release, dated as of April 28, 2004, entitled Terayon and Triveni Digital’s Joint High-Definition Broadcast Solution Wins Three Prestigious Awards at NAB Tradeshow.

99.2	Press Release, dated as of May 3, 2004, entitled Terayon Accelerates Cable Operators Transition to ‘All Digital’ Networks With New CP 7600 Decoder.

99.3	Press Release, dated as of May 3, 2004, entitled Terayon Demonstrates its FLEXable Solutions at the National Show.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Terayon Communication Systems, Inc.
	By:	/s/ Edward Lopez
Edward Lopez
Date: May 5, 2004		Senior Vice President, General Counsel and Human Resources

INDEX OF EXHIBITS

99.1	Press Release, dated as of April 28, 2004, entitled Terayon and Triveni Digital’s Joint High-Definition Broadcast Solution Wins Three Prestigious Awards at NAB Tradeshow.

99.2	Press Release, dated as of May 3, 2004, entitled Terayon Accelerates Cable Operators Transition to ‘All Digital’ Networks With New CP 7600 Decoder.

99.3	Press Release, dated as of May 3, 2004, entitled Terayon Demonstrates its FLEXable Solutions at the National Show.